EXHIBIT 1

                                        AGREEMENT
                                        ---------

         This Agreement is made as of the 4th day of January, 1999 between the Louise B. Tollefson Florida Intangible Tax Trust dated 12/9/98 (the "Trust") and Howard S. Tuthill ("Tuthill").

         The Parties hereto hereby agree that a single, joint statement containing the information required by Schedule 13D under the Securities Exchange Act of 1934 with respect to the beneficial ownership of shares of Common Stock of NYMAGIC, Inc., a New York corporation, may be filed with the Securities and Exchange Commission on behalf of each of the Trust and Tuthill.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        LOUISE B. TOLLEFSON FLORIDA
                                        INTANGIBLE TAX TRUST DATED 12/9/98


                                        By:   /s/ Howard S. Tuthill
                                           ---------------------------------
                                           Howard S. Tuthill
                                           Trustee

                                              /s/ Howard S. Tuthill
                                        ------------------------------------
                                        Howard S. Tuthill